                                                                      Exhibit 11
                                                                      ----------

            INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES
          Statement of Earnings Per Share of Common Stock (Unaudited)
================================================================================

                                                                                Dollars and Shares
                                                                                    in Millions
                                                                              (except per share data)
                                                                              -----------------------
                                                                                Three Months Ended
                                                                                     March 31
                                                                              -----------------------
                                                                              1997              1996
                                                                              -----             -----
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
  Shares of common stock
    Average shares outstanding                                                 48.9              48.8
    Dilutive effect of stock options                                              -                 -
                                                                              -----             -----
                                                                               48.9              48.8
                                                                              =====             =====

  Net income                                                                  $31.2             $17.2
  Dividends on preferred stock, net of tax benefit on dividends
    applicable to leveraged Series E Preferred Stock held by the ESOP           2.3               2.2
                                                                              -----             -----

  Net income applicable                                                       $28.9             $15.0
                                                                              =====             =====

  Primary earnings per share of common stock                                  $ .59             $ .31
                                                                              =====             =====

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
  Shares of common stock
    Average shares outstanding                                                 48.9              48.8
    Assumed conversion of Series A and leveraged Series E Preferred Stock       3.0               3.0
    Dilutive effect of stock options                                              -                 -
                                                                              -----             -----
                                                                               51.9              51.8
                                                                              =====             =====

  Net income                                                                  $31.2             $17.2
  Dividends on antidilutive preferred stock                                      .1                .1
  Additional ESOP funding required on conversion of leveraged
    Series E Preferred Stock, net of tax                                        2.0               1.9
                                                                              -----             -----

  Net income applicable                                                       $29.1             $15.2
                                                                              =====             =====

  Fully diluted earnings per share of common stock                            $ .56             $ .29
                                                                              =====             =====

NOTE: In the three months ended March 31, 1997 and 1996 the assumed conversions of Series A and non-leveraged Series E Preferred Stock were antidilutive.

                                     -11-